Exhibit g.2.k

EXECUTION

AMENDMENT AND JOINDER
TO

FOREIGN CUSTODY MANAGER AGREEMENT

This Amendment (“Amendment”) dated May 7, 2021 (“Effective Date”) is by and between each of Duff & Phelps Select MLP and Midstream Energy Fund Inc., Virtus Alternative Solutions Trust, VATS Offshore Fund, Ltd., Virtus Asset Trust, Virtus Equity Trust, Virtus Global Multi-Sector Income Fund, Virtus Opportunities Trust, Virtus Retirement Trust, Virtus Total Return Fund Inc., Virtus Variable Insurance Trust, Virtus Investment Trust, Virtus Strategy Trust, Virtus AllianzGI Artificial Intelligence & Technology Opportunities Fund, Virtus AllianzGI Convertible & Income 2024 Target Term Fund, Virtus AllianzGI Convertible & Income Fund, Virtus AllianzGI Convertible & Income Fund II, Virtus AllianzGI Diversified Income & Convertible Fund, Virtus AllianzGI Equity & Convertible Income Fund and Virtus Dividend, Interest & Premium Strategy Fund (each, the “Fund” and collectively, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Virtus Alternative Solutions Trust entered into a Foreign Custody Manager Agreement dated as of March 21, 2014, as amended (the “FCM Agreement”) relating to BNY Mellon’s provision of foreign custody services.

B.	A Joinder Agreement and Amendments to Foreign Custody Manager Agreement were entered into among the parties on December 1, 2018 and effective as of September 11, 2017, March 8, 2019, May 22, 2019, September 1, 2019, November 15, 2019, August 27, 2020 and November 13, 2020 for the purpose of amending the Agreement and/or adding or removing certain Funds.

C.	Each Fund and BNY Mellon desire that each Fund be a party to the Agreement and receive the custody services set forth in the Agreement and desire to amend the Agreement as set forth herein.

D.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	By executing this Agreement and Joinder, each Fund and BNY Mellon agrees to become a party to, and be bound by, and to comply with the terms of the Agreement in the same manner as if each of the undersigned were an original signatory to the Agreement. For the avoidance of doubt, each Fund listed at Annex I shall be considered to have a separate agreement with BNY Mellon and hereby appoints BNY Mellon to provide custody services in accordance with the terms set forth in the Agreement. BNY Mellon accepts such appointment and agrees to furnish such services.

EXECUTION

2.	Annex I to the FCM Agreement is hereby deleted in its entirety and replaced with Annex I attached hereto.

3.	Miscellaneous.

(a)	Capitalized terms not defined in this Agreement shall have the same meanings as set forth in the FCM Agreement. In the event of a conflict between the terms hereof and the FCM Agreement this Agreement shall control.

(b)	As hereby amended and supplemented, the FCM Agreement shall remain in full force and effect.

(c)	The FCM Agreement, as supplemented hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(d)	This Agreement shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

(e)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

EXECUTION

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

DUFF & PHELPS SELECT MLP AND MIDSTREAM ENERGY FUND INC.
VIRTUS ALTERNATIVE SOLUTIONS TRUST

VATS OFFSHORE FUND, LTD.
VIRTUS ASSET TRUST
VIRTUS EQUITY TRUST

VIRTUS GLOBAL MULTI-SECTOR INCOME FUND
VIRTUS INVESTMENT TRUST

VIRTUS OPPORTUNITIES TRUST
VIRTUS RETIREMENT TRUST
VIRTUS STRATEGY TRUST

VIRTUS TOTAL RETURN FUND INC.
VIRTUS VARIABLE INSURANCE TRUST

By:	/s/Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President

VIRTUS ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

By:	/s/Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President

VIRTUS ALLIANZGI CONVERTIBLE & INCOME 2024 TARGET TERM FUND

By:	/s/Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President

VIRTUS ALLIANZGI CONVERTIBLE & INCOME FUND

By:	/s/Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President

EXECUTION

VIRTUS ALLIANZGI CONVERTIBLE & INCOME FUND II

By:	/s/Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President

VIRTUS ALLIANZGI DIVERSIFIED INCOME & CONVERTIBLE FUND

By:	/s/Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President

VIRTUS ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND

By:	/s/Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President

VIRTUS DIVIDEND, INTEREST & PREMIUM STRATEGY FUND

By:	/s/Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President

THE BANK OF NEW YORK MELLON

By:	/s/Donald Brophy
Name:	Donald Brophy
Title:	Vice President

EXECUTION

ANNEX I

THIS ANNEX I, dated as of May 7, 2021, is the Annex I to that certain Foreign Custody Manager Agreement dated as of March 21, 2014, as amended, between each Fund on Annex I and The Bank of New York Mellon.

List of Funds and Series

Fund: VIRTUS ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND1

Fund: VIRTUS ALLIANZGI CONVERTIBLE & INCOME 2024 TARGET TERM FUND1

Fund: VIRTUS ALLIANZGI CONVERTIBLE & INCOME FUND1

Fund: VIRTUS ALLIANZGI CONVERTIBLE & INCOME FUND II FUND1

Fund: VIRTUS ALLIANZGI DIVERSIFIED INCOME & CONVERTIBLE FUND1

Fund: VIRTUS ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND1

Fund: VIRTUS DIVIDEND, INTEREST & PREMIUM STRATEGY FUND1

Fund: DUFF & PHELPS SELECT MLP AND MIDSTREAM ENERGY FUND INC. (formerly, Duff & Phelps Select Energy MLP Fund Inc.)

Fund: VIRTUS ALTERNATIVE SOLUTIONS TRUST

Series:

Virtus Aviva Multi-Strategy Target Return Fund
Virtus Duff & Phelps Select MLP and Energy Fund
Virtus KAR Long/Short Equity Fund

Fund: VATS OFFSHORE FUND, LTD.

1 As of conversion expected to be June 14, 2021.

EXECUTION

Fund: VIRTUS ASSET TRUST

Series:

Virtus Ceredex Large-Cap Value Equity Fund
Virtus Ceredex Mid-Cap Value Equity Fund
Virtus Ceredex Small-Cap Value Equity Fund

Virtus Seix Core Bond Fund
Virtus Seix Corporate Bond Fund

Virtus Seix Floating Rate High Income Fund
Virtus Seix High Grade Municipal Bond Fund
Virtus Seix High Income Fund

Virtus Seix High Yield Fund

Virtus Seix Investment Grade Tax-Exempt Bond Fund
Virtus Seix Short-Term Bond Fund

Virtus Seix Short-Term Municipal Bond Fund
Virtus Seix Total Return Bond Fund

Virtus Seix U.S. Mortgage Fund

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund
Virtus Seix Ultra-Short Bond Fund

Virtus SGA International Growth Fund

Virtus Silvant Large-Cap Growth Stock Fund
Virtus Silvant Small-Cap Growth Stock Fund

Virtus Zevenbergen Innovative Growth Stock Fund

Fund: VIRTUS EQUITY TRUST

Series:

Virtus KAR Capital Growth Fund
Virtus KAR Equity Income Fund

Virtus KAR Global Quality Dividend Fund
Virtus KAR Mid-Cap Core Fund

Virtus KAR Mid-Cap Growth Fund

Virtus KAR Small Mid-Cap Growth Fund
Virtus KAR Small-Cap Core Fund

Virtus KAR Small-Cap Growth Fund
Virtus KAR Small-Cap Value Fund
Virtus KAR Small-Mid Cap Core Fund
Virtus SGA Global Growth Fund

Virtus SGA Emerging Markets Growth Fund
Virtus SGA New Leaders Growth Fund
Virtus Tactical Allocation Fund

Fund: VIRTUS GLOBAL MULTI-SECTOR INCOME FUND

EXECUTION

Fund: VIRTUS OPPORTUNITIES TRUST

Series:

Virtus Duff & Phelps Global Infrastructure Fund

Virtus Duff & Phelps Global Real Estate Securities Fund
Virtus Duff & Phelps International Real Estate Securities Fund
Virtus Duff & Phelps Real Estate Securities Fund

Virtus Duff & Phelps Real Asset Fund
Virtus FORT Trend Fund

Virtus KAR Emerging Markets Small-Cap Fund
Virtus KAR International Small-Cap Fund

Virtus KAR International Small-Mid Cap Fund

Virtus Newfleet Core Plus Bond Fund
Virtus Newfleet High Yield Fund

Virtus Newfleet Low Duration Core Plus Bond Fund
Virtus Newfleet Multi-Sector Intermediate Bond Fund
Virtus Newfleet Multi-Sector Short Term Bond Fund
Virtus Newfleet Senior Floating Rate Fund

Virtus Newfleet Tax-Exempt Bond Fund

Virtus Vontobel Emerging Markets Opportunities Fund
Virtus Vontobel Foreign Opportunities Fund

Virtus Vontobel Global Opportunities Fund

Virtus Vontobel Greater European Opportunities Fund

Fund: VIRTUS RETIREMENT TRUST

Series:

None

Fund: VIRTUS TOTAL RETURN FUND INC.

Fund: VIRTUS VARIABLE INSURANCE TRUST

Series:

Virtus Duff & Phelps Real Estate Securities Series
Virtus KAR Capital Growth Series

Virtus KAR Equity Income Series
Virtus KAR Small-Cap Growth Series
Virtus KAR Small-Cap Value Series

Virtus Newfleet Multi-Sector Intermediate Bond Series
Virtus SGA International Growth Series

Virtus Strategic Allocation Series